Exhibit 3.233

LLC-1A File # 201535210167
FILED Secretary of State
State of California
DEC 17 2015
THE GREAT SEAL OF THE STATE OF CALIFORNIA
State of California Secretary of State
Limited Liability Company
Articles of Organization - Conversion
IMPORTANT — Read all instructions before completing this form. This Space For Filing Use Only
Converted Entity Information
1. Name of Limited Liability Company (The name must include the words Limited Liability Company or the abbreviations LLC or L.L.C. The words Limited and Company may be abbreviated to Ltd. and Co., respectively.)
San Diego Treatment Services, LLC
2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.
3. The limited liability company will be managed by (check only one):
One Manager More Than One Manager All Limited Liability Company Member(s)
4. Initial Street Address of Limited Liability Company’s Designated Office in CA City State Zip Code 1665 East Fourth Street, Suite 211 Santa Ana CA 92701
5. Initial Mailing Address of Limited Liability Company, if different from Item 4 City State Zip Code
6100 Tower Circle, Suite 1000, Franklin, TN 37067
6. Name of Initial Agent For Service of Process (Item 6: List a California resident or a California registered corporate agent that agrees to be your initial agent for service of process in case the LLC is sued. You may list any adult who lives in California. You may not list an LLC as the agent. Item 7: If the agent is an individual, list the agent’s business or residential street address in California. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)
CT Corporation System
7. If an individual, Street Address of Agent for Service of Process in CA City State Zip Code
CA
Converting Entity Information
8. Name of Converting Entity
San Diego Treatment Services
9. Form of Entity 10. Jurisdiction 11. CA Secretary of State File Number, if any
General Partnership California
12. The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:
The class and number of outstanding interests entitled to vote. AND The percentage vote required of each class.
General Partner 100% Partnership Interest 100%
Additional Information
13. Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.
14. I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.
Signature of Authorized Person
Christopher L. Howard, VP and Secretary of Treatment Associates, Inc., its Partner
Type or Print Name and Title of Authorized Person
Signature of Authorized Person
Christopher L. Howard, VP and Secretary of Jayco Administration, its Partner
Type or Print Name and Title of Authorized Person
LLC-1A (REV 01/2015) APPROVED BY SECRETARY OF STATE

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

Date:	JAN 21 2016 KML
/s/ ALEX PADILLA
ALEX PADILLA, Secretary of State